UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 17, 2022
UNITED STATES CELLULAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-09712	62-1147325
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8410 West Bryn Mawr, Chicago, Illinois 60631
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (773) 399-8900

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares, $1 par value	USM	New York Stock Exchange
6.25% Senior Notes due 2069	UZD	New York Stock Exchange
5.50% Senior Notes due 2070	UZE	New York Stock Exchange
5.50% Senior Notes due 2070	UZF	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
At the Annual Meeting of Shareholders of United States Cellular Corporation (UScellular) held on May 17, 2022, based on the below voting results, the shareholders of UScellular approved the United States Cellular Corporation 2022 Long-Term Incentive Plan (the 2022 Incentive Plan). The purposes of the 2022 Incentive Plan are: (i) to align the interests of the stockholders of UScellular and recipients of awards under the 2022 Incentive Plan by increasing the proprietary interest of such recipients in UScellular's growth and success; (ii) to advance the interests of UScellular by attracting and retaining officers and other employees of UScellular and certain of its affiliates; and (iii) to motivate such persons to act in the long-term best interests of UScellular and UScellular’s stockholders.
A total of 7 million Common Shares are reserved for issuance under the 2022 Incentive Plan. Under the 2022 Incentive Plan, UScellular is authorized to grant incentive stock options, nonqualified stock options, stock appreciation rights, bonus stock awards, restricted stock awards, restricted stock unit awards, other stock-based awards and performance awards.

The 2022 Incentive Plan will be administered by a committee selected by the UScellular Board of Directors and made up of two or more members of the UScellular Board of Directors, each of whom is intended to be a "Non-Employee Director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934. Participants in the 2022 Incentive Plan will consist of certain employees of UScellular and certain of its affiliates selected by the committee in its sole discretion.

The 2022 Incentive Plan will terminate as of the first annual meeting of UScellular's' shareholders to occur on or after May 17, 2032, unless terminated earlier by the UScellular Board of Directors.

Other terms of the 2022 Incentive Plan, including material terms of performance goals under such plan, are set forth under Proposal 3 of the UScellular definitive proxy statement dated April 5, 2022, as filed with the SEC on Schedule 14A on April 5, 2022, which are incorporated by reference herein.

The foregoing description is qualified in its entirety by reference to the 2022 Incentive Plan, which is included as Exhibit 10.1 to this Form 8-K and incorporated by reference into this Item 5.02.

Item 5.07. Submission of Matters to a Vote of Security Holders
At the Annual Meeting of Shareholders on May 17, 2022, the following number of votes were cast for the matters indicated. The following voting results are final.

1.Election of Directors.

The following directors received the following votes and were elected:

a. For the election of three Directors of UScellular by the holders of Common Shares:

Nominee	For	Withhold	Broker Non-vote
J. Samuel Crowley	45,120,641	5,505,985	638,568
Gregory P. Josefowicz	47,937,841	2,688,785	638,568
Cecelia D. Stewart	48,639,900	1,986,726	638,568

b. For the election of eight Directors of UScellular by the holder of Series A Common Shares:

Nominee	For	Withhold	Broker Non-vote
LeRoy T. Carlson, Jr.	330,058,770	—	—
Walter C. D. Carlson	330,058,770	—	—
Deirdre C. Drake	330,058,770	—	—
Harry J. Harczak, Jr.	330,058,770	—	—
Esteban C. Iriarte	330,058,770	—	—
Michael S. Irizarry	330,058,770	—	—
Laurent C. Therivel	330,058,770	—	—
Vicki L. Villacrez	330,058,770	—	—

2.Proposal to ratify the selection of PricewaterhouseCoopers LLP as Independent Registered Public Accountants for 2022.

The proposal received the following votes and was approved:

For	Against	Abstain	Broker Non-vote
380,551,333	741,342	31,289	—

3.Proposal to approve the UScellular 2022 Long-Term Incentive Plan.

The proposal received the following votes and was approved:

For	Against	Abstain	Broker Non-vote
372,682,800	7,995,574	7,022	638,568

4.Proposal to approve, on an advisory basis, the compensation of our named executive officers as disclosed in UScellular's Proxy Statement dated April 5, 2022 (commonly known as "Say-on-Pay").

The proposal received the following votes and was approved:

For	Against	Abstain	Broker Non-vote
380,239,011	407,469	38,916	638,568

Item 9.01. Financial Statements and Exhibits

(d)   The following exhibits are being filed herewith:

Exhibit Number	Description of Exhibits
10.1
United States Cellular Corporation 2022 Long-Term Incentive Plan, is hereby incorporated by reference from Exhibit A to the UScellular definitive proxy statement dated April 5, 2022, which was filed with the SEC on Schedule 14A on April 5, 2022.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES CELLULAR CORPORATION

Date:	May 19, 2022	By:	/s/ Douglas W. Chambers
Douglas W. Chambers
Executive Vice President, Chief Financial Officer and Treasurer